UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

HUNTSMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

HUNTSMAN INTERNATIONAL LLC
(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (801) 584-5700

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 22, 2007, Huntsman International LLC (the “Company”), a wholly-owned subsidiary of Huntsman Corporation, and certain of its subsidiaries, as guarantors, entered into a purchase agreement with a number of institutional investors (the “Investors”) relating to the issuance and sale by the Company to the Investors of $147.0 million aggregate principal amount of additional dollar-denominated 7 7/8% Senior Subordinated Notes due 2014 of the Company (the “Additional Notes”), in a direct private placement to those Investors, substantially all of which has been issued.

The Additional Notes are being issued in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

The Additional Notes have terms and conditions identical to, and are of the same series as, the $200 million aggregate principal amount of existing dollar-denominated 7 7/8% Senior Subordinated Notes due 2014 issued by the Company in November 2006 (the “Existing Notes”, together with the Additional Notes, the “Notes”).  The Additional Notes are governed by the terms of the indenture for the Existing Notes, dated as of November 13, 2006 (the “Indenture”), which contains covenants relating to, among other things, the incurrence of debt, limitations on asset sales, limitations on distributions and limitations on affiliate transactions.  The Indenture also contains change of control provisions requiring the Company to offer to repurchase the Notes upon a change of control.  In addition, the Company has agreed to provide the Investors the benefit of the Registration Rights Agreement dated November 13, 2006, entered into in connection with the issuance of the Existing Notes.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement.  The Indenture and the Registration Rights Agreement were filed as Exhibits 4.1 and 4.2, respectively, to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2006.

The Additional Notes are being issued at a premium of 104% of the principal amount for a yield of 7.01%.  The Company intends to use the expected net proceeds of approximately $151.7 million to redeem all (approximately €114 million) of its outstanding euro-denominated 10.125% Senior Subordinated Notes due 2009, which are being called for redemption on March 27, 2007 at a call price of 101.688% plus accrued interest.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2007	HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

	By:	/s/ SAMUEL D. SCRUGGS
	Name:	Samuel D. Scruggs
	Title:	Executive Vice President, General Counsel and Secretary